Pricing supplement To prospectus dated April 8, 2020, prospectus supplement dated April 8, 2020 and product supplement no. 4-II dated November 4, 2020	Registration Statement Nos. 333-236659 and 333-236659-01 Dated March 8, 2021 Rule 424(b)(2)
JPMorgan Chase Financial Company LLC
Structured Investments

$5,000,000

Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks due September 8, 2022

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

General

•	The notes are designed for investors who seek a return of at least 1.50 times any appreciation of the performance of the J.P. Morgan Consumer Recovery Basket of 49 unequally weighted Reference Stocks, up to a maximum return of 18.525%. The Basket is comprised of Reference Stocks of 49 U.S.-listed companies that may benefit from a positive performance of the consumer discretionary sector during the term of the notes, up to a maximum return of at least 18.525%, at maturity.
•	Investors should be willing to forgo interest and dividend payments and, if the Ending Basket Level is less than the Starting Basket Level by more than 10.00%, be willing to lose some or all of their principal amount at maturity.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof

Key Terms

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	The Basket is comprised of Reference Stocks of 49 U.S.-listed companies (each, a “Reference Stock” and collectively, the “Reference Stocks”). The Bloomberg ticker symbol, issuers of the Reference Stocks, the relevant exchange on which it is listed, the Stock Weight and the Stock Strike Price of each Reference Stock are set forth under “The Basket” on page PS-1 of this pricing supplement. Despite its name, there is no guarantee that the Basket will actually provide exposure to companies that exhibit positive consumer recovery characteristics.
Upside Leverage Factor:	At least 1.50. The actual Upside Leverage Factor will be provided in the pricing supplement and will not be less than 1.50.
Payment at Maturity:

If the Ending Basket Level is greater than the Starting Basket Level, at maturity you will receive a cash payment that provides you with a return per $1,000 principal amount note equal to the Basket Return multiplied by the Upside Leverage Factor, subject to the Maximum Return. Accordingly, if the Ending Basket Level is greater than the Starting Basket Level, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor), subject to the Maximum Return

If the Ending Basket Level is equal to the Starting Basket Level or is less than the Starting Basket Level by up to 10.00%, you will be entitled to the full repayment of your principal amount at maturity.

If the Ending Basket Level is less than the Starting Basket Level by more than 10.00%, at maturity you will lose 1.11111% of the principal amount of your notes for every 1% that the Ending Basket Level is less than the Starting Basket Level by more than 10.00%. Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + 10.00%) × 1.11111]
You will lose some or all of your principal amount at maturity if the Ending Basket Level is less than the Starting Basket Level by more than 10.00%.
Maximum Return:	18.525%. For example, assuming a Maximum Return of 18.525%, if the Basket Return is equal to or greater than 12.35%, you will receive the Maximum Return of 18.525%, which entitles you to a maximum payment at maturity of $1,185.25 per $1,000 principal amount note that you hold.
Buffer Amount:	10.00%
Downside Leverage Factor:	1.11111
Basket Return:	(Ending Basket Level – Starting Basket Level) Starting Basket Level
Starting Basket Level:	Set equal to 100 on the Pricing Date
Ending Basket Level:	The arithmetic average of the closing levels of the Basket on the Ending Averaging Dates
Closing Level of the Basket:

On any Ending Averaging Date, the closing level of the Basket will be calculated as follows:

100 × [1 + sum of (Stock Return of each Reference Stock × Stock Weight of that Reference Stock)]

A level of the Basket may be published on the Bloomberg Professional® service (“Bloomberg”) under the Bloomberg ticker “JPPBCRE1”. Any levels so published are for informational purposes only and are not binding in any way with respect to the notes. Although that level may appear under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the Basket determined by the calculation agent for each Ending Averaging Date. You will not have any rights or claims, whether legal or otherwise, relating to any information regarding that level (whether displayed on Bloomberg or elsewhere) with respect to the notes.

Stock Return:	With respect to each Reference Stock, on each Ending Averaging Date: (Final Stock Price – Stock Strike Price) Stock Strike Price
Stock Strike Price:	With respect to each Reference Stock, the closing price of one share of that Reference Stock on March 5, 2021, as specified in “The Basket” on page PS-1 of this pricing supplement. The Stock Strike Price for each Reference Stock is not determined by reference to the closing price of such Reference Stock on the Pricing Date.
Final Stock Price:	With respect to each Reference Stock, on any Ending Averaging Date, the closing price of one share of that Reference Stock on that Ending Averaging Date
Stock Adjustment Factor:	With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set initially at 1.0 on the Pricing Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement for further information.
Pricing Date:	March 8, 2021
Original Issue Date:	On or about March 11, 2021 (Settlement Date)
Ending Averaging Dates*:	August 30, 2022, August 31, 2022, September 1, 2022, September 2, 2022 and September 5, 2022
Maturity Date*:	September 8, 2022
CUSIP:	48132TDH6
*	Subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000.00	$12.50	$987.50
Total	$5,000,000.00	$62,500.00	$4,937,500.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.

(2)	J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $12.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The estimated value of the notes, when the terms of the notes were set, was $956.70 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes, of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4-II dated November 4, 2020: https://www.sec.gov/Archives/edgar/data/19617/000095010320021467/crt_dp139322-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: https://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

The Basket

The issuer of each Reference Stock, Bloomberg ticker symbol and the relevant exchange on which each Reference Stock is listed and the Stock Weight and the Stock Strike Price of each Reference Stock are set forth below.

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight	Stock Strike Price
Royal Caribbean Cruises LTD	Common stock, par value $0.01 per share	RCL UN	New York Stock Exchange	2.60%	$86.51
Caesars Entertainment, Inc.	Common stock, par value $0.00001 per share	CZR UW	NASDAQ Stock Market	2.47%	$93.31
United Airlines Holdings, Inc.	Common stock, par value $0.01 per share	UAL UW	The Nasdaq Stock Market LLC	2.45%	$50.52
Norwegian Cruise Line Holdings LTD.	Ordinary shares, par value $0.001 per share	NCLH UN	The New York Stock Exchange	2.45%	$28.85
L Brands, Inc.	Common stock, par value $0.50 per share	LB UN	The New York Stock Exchange	2.34%	$55.68
Tapestry, Inc.	Common stock, par value $0.01 per share	TPR UN	New York Stock Exchange	2.32%	$41.91
Dave & Buster’s Entertainment, Inc.	Common stock, par value $0.01 per share	PLAY UW	NASDAQ Global Select Market	2.30%	$42.38
Southwest Airlines Co.	Common stock, par value $1.00 per share	LUV UN	New York Stock Exchange	2.34%	$56.92
Wynn Resorts, Limited	Common stock, par value $0.01 per share	WYNN UW	Nasdaq Global Select Market	2.30%	$133.32
Alaska Air Group, Inc.	Common stock, par value $0.01 per share	ALK UN	New York Stock Exchange	2.27%	$64.89
MGM Resorts International	Common stock, par value $0.01 per share	MGM UN	New York Stock Exchange	2.26%	$37.14
The Gap, Inc.	Common stock, par value $0.05 per share	GPS UN	The New York Stock Exchange	2.25%	$27.31
Las Vegas Sands Corp.	Common stock, par value $0.001 per share	LVS UN	New York Stock Exchange	2.25%	$62.44
Delta Air Lines, Inc.	Common stock, par value $0.0001 per share	DAL UN	New York Stock Exchange	2.26%	$46.21
American Express Company	Common shares, par value $0.20 per share	AXP UN	New York Stock Exchange	2.20%	$147.33
MasterCard Incorporated	Class A common stock, par value $0.0001 per share	MA UN	New York Stock Exchange	2.19%	$360.88

JPMorgan Structured Investments —	PS-1
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight	Stock Strike Price
The Walt Disney Company	Common stock, par value $0.01 per share	DIS UN	New York Stock Exchange	2.16%	$189.99
Starbucks Corporation	Common stock, par value $0.001 per share	SBUX UW	Nasdaq Global Select Market	2.15%	$105.20
Expedia Group, Inc.	Common stock, par value $0.0001 per share	EXPE UW	The Nasdaq Global Select Market	2.15%	$166.45
Ford Motor Company	Common stock, par value $0.01 per share	F UN	New York Stock Exchange	2.14%	$12.27
Booking Holdings Inc.	Common stock, par value $0.008 per share	BKNG UW	The NASDAQ Global Select Market	2.16%	$2,307.10
Visa Inc.	Class A common stock, par value $0.0001 per share	V UN	New York Stock Exchange	2.12%	$215.41
Lithia Motors, Inc.	Class A common stock, no par value	LAD UN	The New York Stock Exchange	2.11%	$375.46
Ulta Beauty, Inc.	Common stock, par value $0.01 per share	ULTA UW	The NASDAQ Global Select Market	2.11%	$333.37
Nordstrom, Inc.	Common stock, no par value	JWN UN	New York Stock Exchange	2.12%	$35.07
Restaurant Brands International Inc.	Common shares, no par value	QSR UN	New York Stock Exchange	2.07%	$62.47
Whirlpool Corporation	Common stock, par value $1.00 per share	WHR UN	Chicago Stock Exchange and New York Stock Exchange	2.08%	$195.25
PulteGroup, Inc.	Common shares, par value $0.01 per share	PHM UN	New York Stock Exchange	2.08%	$45.74
Newell Brands Inc.	Common stock, par value $1.00 per share	NWL UW	Nasdaq Stock Market LLC	2.05%	$24.64
General Motors Company	Common stock, par value $0.01 per share	GM UN	New York Stock Exchange	2.06%	$53.75
Fortune Brands Home & Security, Inc.	Common stock, par value $0.01 per share	FBHS UN	New York Stock Exchange	2.03%	$85.76
Burlington Stores, Inc.	Common stock, par value $0.0001 per share	BURL UN	New York Stock Exchange	2.04%	$279.35
The Coca-Cola Company	Common stock, par value $0.25 per share	KO UN	New York Stock Exchange	2.02%	$50.79
Ross Stores, Inc.	Common stock, par value $0.01 per share	ROST UW	Nasdaq Global Select Market	2.03%	$113.13
Five Below, Inc.	Common stock, par value $0.01 per share	FIVE UW	The NASDAQ Stock Market LLC	2.02%	$183.36
The TJX Companies, Inc.	Common stock, par value $1.00 per share	TJX UN	New York Stock Exchange	2.02%	$62.72
McDonald’s Corporation	Common stock, par value $0.01 per share	MCD UN	New York Stock Exchange	2.00%	$207.37
Advance Auto Parts, Inc.	Common stock, par value $0.0001 per share	AAP UN	New York Stock Exchange	2.00%	$171.51
Target Corporation	Common stock, par value $0.0833 per share	TGT UN	New York Stock Exchange	2.00%	$172.61
Constellation Brands, Inc.	Class A common stock, par value $0.01 per share	STZ UN	New York Stock Exchange	1.98%	$217.01
Dollar General Corporation	Common stock, par value $0.875 per share	DG UN	New York Stock Exchange	1.95%	$178.71
lululemon athletica inc.	Common stock, par value $0.005 per share	LULU UW	Nasdaq Global Select Market	1.94%	$293.24
Uber Technologies, Inc.	Common stock, par value $0.00001 per share	UBER UN	New York Stock Exchange	1.83%	$55.54
Best Buy Co., Inc.	Common stock, par value $0.10 per share	BBY UN	New York Stock Exchange	1.80%	$102.85
MGM Growth Properties LLC	Class A shares, no par value	MGP UN	New York Stock Exchange	1.28%	$33.16
American Axle & Manufacturing Holdings	Common stock, par value $0.01 per share	AXL UN	New York Stock Exchange	1.27%	$10.27
Cedar Fair, L.P.	Depositary units, no par value	FUN UN	New York Stock Exchange	1.10%	$50.43
Hostess Brands, Inc.	Class A common stock, par value $0.0001 per share	TWNK UR	The Nasdaq Stock Market LLC	1.08%	$14.98
Reynolds Consumer Products Inc.	Common stock, par value $0.001 per share	REYN UW	Nasdaq Global Select Market	0.79%	$27.97

JPMorgan Structured Investments —	PS-2
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical total return and the hypothetical payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. Each hypothetical total return or payment at maturity set forth below reflects an Upside Leverage Factor of 1.50, a Maximum Return of 18.525%, the Buffer Amount of 10.00%, the Downside Leverage Factor of 1.11111 and the Starting Basket Level of 100. Each hypothetical total return or payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and in the examples below have been rounded for ease of analysis.

Ending Basket Level	Stock Return	Total Return
180.00	80.00%	18.525%
170.00	70.00%	18.525%
160.00	60.00%	18.525%
150.00	50.00%	18.525%
140.00	40.00%	18.525%
130.00	30.00%	18.525%
120.00	20.00%	18.525%
112.35	12.35%	18.525%
110.00	10.00%	15.00%
105.00	5.00%	7.50%
102.50	2.50%	3.75%
100.00	0.00%	0.00%
97.50	-2.50%	0.00%
95.00	-5.00%	0.00%
90.00	-10.00%	0.00%
85.00	-15.00%	-5.5556%
80.00	-20.00%	-11.1111%
70.00	-30.00%	-22.2222%
60.00	-40.00%	-33.3333%
50.00	-50.00%	-44.4444%
40.00	-60.00%	-55.5555%
30.00	-70.00%	-66.6666%
20.00	-80.00%	-77.7777%
10.00	-90.00%	-88.8888%
0.00	-100.00%	-100.0000%

JPMorgan Structured Investments —	PS-3
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the total payment at maturity in different hypothetical scenarios is calculated.

Example 1: The level of the Basket increases from the Starting Basket Level of 100.00 to an Ending Basket Level of 105.00.

Because the Ending Basket Level of 105.00 is greater than the Starting Basket Level of 100.00 and the Basket Return of 5.00% multiplied by 1.50 does not exceed the Maximum Return of 18.525%, the investor receives a payment at maturity of $1,075.00 per $1,000 principal amount note, calculated as follows:

$1,000 + ($1,000 × 5.00% × 1.50) = $1,075.00

Example 2: The level of the Basket decreases from the Starting Basket Level of 100.00 to an Ending Basket Level 90.00.

Although the Basket Return is negative, because the Ending Basket Level of 90.00 is less than the Starting Basket Level of 100.00 by up to the Buffer Amount of 10.00%, the investor receives a payment at maturity of $1,000.00 per $1,000 principal amount note.

Example 3: The level of the Basket increases from the Starting Basket Level of 100.00 to an Ending Basket Level of 140.00.

Because the Ending Basket Level of 140.00 is greater than the Starting Basket Level of 100.00 and the Basket Return of 40.00% multiplied by 1.50 exceeds the Maximum Return of 18.525%, the investor receives a payment at maturity of $1,185.25 per $1,000 principal amount note, the maximum payment at maturity.

Example 4: The level of the Basket decreases from the Starting Basket Level of 100.00 to an Ending Basket Level 40.00.

Because the Ending Basket Level of 60.00 is less than the Starting Basket Level of 100.00 by more than the Buffer Amount of 10.00% and the Basket Return is -40.00%, the investor receives a payment at maturity of $666.667 per $1,000 principal amount note, calculated as follows:

$1,000 + [$1,000 × (-40.00% + 10.00%) × 1.11111] = $666.667

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	PS-4
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Selected Purchase Considerations

•	CAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to enhance equity returns by multiplying a positive Basket Return by 1.50, up to the Maximum Return of 18.525%. Accordingly, the maximum payment at maturity will be $1,185.25 per $1,000 principal amount note. Because the notes are our unsecured and unsubordinated obligations, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co., payment of any amount on the notes is subject to our ability to pay our obligations as they become due and JPMorgan Chase & Co.’s ability to pay its obligations as they become due.
•	LOSS OF PRINCIPAL BEYOND BUFFER AMOUNT — We will pay you your principal back at maturity if the Ending Basket Level is equal to or less than the Starting Basket Level by up to the Buffer Amount of 10.00%. If the Ending Basket Level is less than the Starting Basket Level by more than the Buffer Amount, for every 1% that the Ending Basket Level is less than the Starting Basket Level by more than 10.00%, you will lose an amount equal to 1.11111% of the principal amount of your notes. Under these circumstances, you will lose more than 10.00% of your principal amount at maturity and may lose all of your principal amount at maturity.
•	RETURN LINKED TO AN UNEQUALLY WEIGHTED BASKET OF 49 REFERENCE STOCKS — The return on the notes is linked to the performance of an unequally weighted Basket that consists of 49 Reference Stocks as set forth under “The Basket” on page PS-1 of this pricing supplement.
•	TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Latham & Watkins LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. Because the basket contains equity in one or more “pass-thru entities,” the notes could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the notes that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the notes. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the notes described above, in which case the timing and character of any income or loss on your notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

Withholding under legislation commonly referred to as “FATCA” may (if the notes are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the notes, as well as to payments of gross

JPMorgan Structured Investments —	PS-5
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

proceeds of a taxable disposition, including redemption at maturity, of a note, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the notes.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

Risks Relating to the Notes Generally

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The return on the notes at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed to a loss on a leveraged basis if the Ending Basket Level is less than the Starting Basket Level by more than 10.00%. In this case, for every 1% that the Ending Basket Level is less than the Starting Basket Level by more than 10.00%, you will lose an amount equal to 1.11111% of the principal amount of your notes. Accordingly, you may lose some or all of your principal amount at maturity.
•	YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN — If the Ending Basket Level is greater than the Starting Basket Level, for each $1,000 principal amount note, you will receive at maturity $1,000 plus an additional return that will not exceed the Maximum Return of 18.525%, regardless of the appreciation in the Basket, which may be significant.
•	CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. — The notes are subject to our and JPMorgan Chase & Co.’s credit risks, and our and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
•	AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the notes. If these affiliates do not make payments to us and we fail to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	CORRELATION(OR LACK OF CORRELATION) OF THE REFERENCE STOCKS — The notes are linked to an unequally weighted Basket consisting of 49 Reference Stocks. Price movements of the Reference Stocks may or may not be correlated with each other. At a time when the value of one or more of the Reference Stocks increases, the value of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Reference Stocks may be moderated, or more than offset, by the lesser increases or declines in the values of the other Reference Stocks. In addition, high correlation of movements in the values of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level.
•	NO OWNERSHIP OR DIVIDEND RIGHTS IN THE REFERENCE STOCKS — As a holder of the notes, you will not have any ownership interest or rights in any of the Reference Stocks, such as voting rights or dividend payments. In addition, the issuers of the Reference Stocks will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Reference Stocks and the notes.
•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.
•	LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.

JPMorgan Structured Investments —	PS-6
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Risks Relating to Conflicts of Interest

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set, which we refer to as the estimated value of the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES — The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES — The estimated value of the notes is determined by reference to internal pricing models of our affiliates when the terms of the notes are set. This estimated value of the notes is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE — The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).
•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market

JPMorgan Structured Investments —	PS-7
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity. See “— Lack of Liquidity” below.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each Reference Stock.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

Risks Relating to the Basket

•	LIMITED TRADING HISTORY — Certain of the Reference Stocks have limited trading history. On March 20, 2019, The Walt Disney Company acquired all of the outstanding shares of Twenty-First Century Fox, Inc. and TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Legacy Disney”), and The Walt Disney Company became the successor SEC registrant to Legacy Disney. The class A shares of MGM Growth Properties LLC commenced trading on the New York Stock Exchange on April 20, 2016, the common stock of Ulta Beauty, Inc. commenced trading on the New York Stock exchange on January 30, 2017, the common stock of Uber Technologies, Inc. commenced trading on the New York Stock Exchange on May 10, 2019, and the common stock of Reynolds Consumer Products Inc. commenced trading on the Nasdaq Global Select Market on January 31, 2020 and therefore each has limited historical performance. Accordingly, historical information for each of these Reference Stocks is available only since the applicable date listed above. Past performance should not be considered indicative of future performance.
•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock for certain corporate events affecting that Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect each Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
•	THE INVESTMENT STRATEGY REPRESENTED BY THE BASKET MAY NOT BE SUCCESSFUL — The Basket is comprised of the Reference Stocks of 49 U.S.-listed companies that may benefit from positive performance of the consumer discretionary sector during the term of the note. You should undertake your own investigation into each Reference Stock and its issuer, and you should make your own determination as to the potential performance of the consumer discretionary sector as represented by the Basket of Reference Stock during the term of the note. There can be no assurance that the Basket Return will be positive during the term of the notes. It is possible that the investment strategy represented by the Basket will not be successful and that the level of the Basket and the Basket Return will be adversely affected. Moreover, there can be no assurance that the Reference Stocks will outperform other U.S.-listed companies that may benefit from positive performance of the consumer discretionary sector.
•	THE REFERENCE STOCKS ARE CONCENTRATED IN THE CONSUMER DISCRETIONARY AND FINANCIALS SECTORS — A substantial portion of the Reference Stocks has been issued by companies whose business is associated with the consumer discretionary or financials sector. Because the value of the notes is determined by the performance of the Basket consisting of the Reference Stocks, an investment in these notes will be concentrated in these sectors. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.
•	RISKS ASSOCIATED WITH NON-U.S. SECURITIES WITH RESPECT TO THE COMMON SHARES OF RESTAURANT BRANDS INTERNATIONAL INC., THE COMMON STOCK OF ROYAL CARIBBEAN CRUISES LTD. AND THE ORDINARY SHARES OF NORWEGIAN CRUISE LINE HOLDINGS LTD. — Each of the common shares of Restaurant Brands International Inc., the common stock of Royal Caribbean Cruises Ltd. and the ordinary shares of Norwegian Cruise Line Holdings Ltd. have been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE

JPMorgan Structured Investments —	PS-8
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

OF CASH, SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT — Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the common stock (or other security) of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.

JPMorgan Structured Investments —	PS-9
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

The Basket and the Reference Stocks

Public Information

All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price on March 8, 2021
Royal Caribbean Cruises LTD	Common stock, par value $0.01 per share	RCL UN	New York Stock Exchange	001-11884	$87.91
Caesars Entertainment, Inc.	Common stock, par value $0.00001 per share	CZR UW	NASDAQ Stock Market	001-36629	$95.07
United Airlines Holdings, Inc.	Common stock, par value $0.01 per share	UAL UW	The Nasdaq Stock Market LLC	001-06033	$54.06
Norwegian Cruise Line Holdings LTD.	Ordinary shares, par value $0.001 per share	NCLH UN	The New York Stock Exchange	001-35784	$29.31
L Brands, Inc.	Common stock, par value $0.50 per share	LB UN	The New York Stock Exchange	001-8344	$55.24
Tapestry, Inc.	Common stock, par value $0.01 per share	TPR UN	New York Stock Exchange	001-16153	$43.95
Dave & Buster’s Entertainment, Inc.	Common stock, par value $0.01 per share	PLAY UW	NASDAQ Global Select Market	001-35664	$44.65
Southwest Airlines Co.	Common stock, par value $1.00 per share	LUV UN	New York Stock Exchange	001-7259	$60.55
Wynn Resorts, Limited	Common stock, par value $0.01 per share	WYNN UW	Nasdaq Global Select Market	000-50028	$133.74
Alaska Air Group, Inc.	Common stock, par value $0.01 per share	ALK UN	New York Stock Exchange	001-8957	$67.99
MGM Resorts International	Common stock, par value $0.01 per share	MGM UN	New York Stock Exchange	001-10362	$37.85
The Gap, Inc.	Common stock, par value $0.05 per share	GPS UN	The New York Stock Exchange	001-7562	$28.88
Las Vegas Sands Corp.	Common stock, par value $0.001 per share	LVS UN	New York Stock Exchange	001-32373	$63.26
Delta Air Lines, Inc.	Common stock, par value $0.0001 per share	DAL UN	New York Stock Exchange	001-5424	$47.88
American Express Company	Common shares, par value $0.20 per share	AXP UN	New York Stock Exchange	001-7657	$150.27
MasterCard Incorporated	Class A common stock, par value $0.0001 per share	MA UN	New York Stock Exchange	001-32877	$371.33
The Walt Disney Company	Common stock, par value $0.01 per share	DIS UN	New York Stock Exchange	001-38842	$201.91
Starbucks Corporation	Common stock, par value $0.001 per share	SBUX UW	Nasdaq Global Select Market	000-20322	$105.03
Expedia Group, Inc.	Common stock, par value $0.0001 per share	EXPE UW	The Nasdaq Global Select Market	001-37429	$167.90
Ford Motor Company	Common stock, par value $0.01 per share	F UN	New York Stock Exchange	001-3950	$12.65
Booking Holdings Inc.	Common stock, par value $0.008 per share	BKNG UW	The NASDAQ Global Select Market	001-36691	$2,368.74
Visa Inc.	Class A common stock, par value $0.0001 per share	V UN	New York Stock Exchange	001-33977	$220.27
Lithia Motors, Inc.	Class A common stock, no par value	LAD UN	The New York Stock Exchange	001-14733	$377.82
Ulta Beauty, Inc.	Common stock, par value $0.01 per share	ULTA UW	The NASDAQ Global Select Market	001-33764	$345.77
Nordstrom, Inc.	Common stock, no par value	JWN UN	New York Stock Exchange	001-15059	$37.34
Restaurant Brands International Inc.	Common shares, no par value	QSR UN	New York Stock Exchange	001-36786	$65.00

JPMorgan Structured Investments —	PS-10
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price on March 8, 2021
Whirlpool Corporation	Common stock, par value $1.00 per share	WHR UN	Chicago Stock Exchange and New York Stock Exchange	001-3932	$201.99
PulteGroup, Inc.	Common shares, par value $0.01 per share	PHM UN	New York Stock Exchange	001-9804	$47.41
Newell Brands Inc.	Common stock, par value $1.00 per share	NWL UW	Nasdaq Stock Market LLC	001-9608	$25.20
General Motors Company	Common stock, par value $0.01 per share	GM UN	New York Stock Exchange	001-34960	$54.98
Fortune Brands Home & Security, Inc.	Common stock, par value $0.01 per share	FBHS UN	New York Stock Exchange	001-35166	$86.96
Burlington Stores, Inc.	Common stock, par value $0.0001 per share	BURL UN	New York Stock Exchange	001-36107	$304.16
The Coca-Cola Company	Common stock, par value $0.25 per share	KO UN	New York Stock Exchange	001-02217	$51.64
Ross Stores, Inc.	Common stock, par value $0.01 per share	ROST UW	Nasdaq Global Select Market	000-14678	$120.37
Five Below, Inc.	Common stock, par value $0.01 per share	FIVE UW	The NASDAQ Stock Market LLC	001-35600	$186.43
The TJX Companies, Inc.	Common stock, par value $1.00 per share	TJX UN	New York Stock Exchange	001-4908	$65.18
McDonald’s Corporation	Common stock, par value $0.01 per share	MCD UN	New York Stock Exchange	001-5231	$209.11
Advance Auto Parts, Inc.	Common stock, par value $0.0001 per share	AAP UN	New York Stock Exchange	001-16797	$176.50
Target Corporation	Common stock, par value $0.0833 per share	TGT UN	New York Stock Exchange	001-6049	$176.87
Constellation Brands, Inc.	Class A common stock, par value $0.01 per share	STZ UN	New York Stock Exchange	001-08495	$220.63
Dollar General Corporation	Common stock, par value $0.875 per share	DG UN	New York Stock Exchange	001-11421	$181.98
lululemon athletica inc.	Common stock, par value $0.005 per share	LULU UW	Nasdaq Global Select Market	001-33608	$288.94
Uber Technologies, Inc.	Common stock, par value $0.00001 per share	UBER UN	New York Stock Exchange	001-38902	$53.20
Best Buy Co., Inc.	Common stock, par value $0.10 per share	BBY UN	New York Stock Exchange	001-9595	$106.57
MGM Growth Properties LLC	Class A shares, no par value	MGP UN	New York Stock Exchange	001-37733	$32.82
American Axle & Manufacturing Holdings	Common stock, par value $0.01 per share	AXL UN	New York Stock Exchange	001-14303	$11.28
Cedar Fair, L.P.	Depositary units, no par value	FUN UN	New York Stock Exchange	001-9444	$50.76
Hostess Brands, Inc.	Class A common stock, par value $0.0001 per share	TWNK UR	The Nasdaq Stock Market LLC	001-37540	$14.89
Reynolds Consumer Products Inc.	Common stock, par value $0.001 per share	REYN UW	Nasdaq Global Select Market	001-39205	$28.53

According to publicly available filings of the relevant Reference Stock issuer with the SEC:

•	Royal Caribbean Cruises LTD., a Liberian company, is a cruise company that controls and operates four global cruise brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises.
•	Caesars Entertainment, Inc. (formerly known as Eldorado Resorts, Inc.) is a gaming and hospitality company.
•	United Airlines Holdings LTD. (formerly known as United Continental Holdings, Inc.) transports people and cargo through its mainline and regional operations.
•	Norwegian Cruise Line Holdings LTD., a Bermudan company, is a global cruise company that operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.
•	L Brands, Inc. operates in the specialty retail business focused on women’s intimate and other apparel, personal care, beauty and home fragrance products.
•	Tapestry, Inc. operates in the business of luxury accessories and lifestyle brands.
•	Dave & Busters’ Entertainment, Inc. owns and operates entertainment and dining venues.
•	Southwest Airlines Co. is a passenger airline that provides scheduled air transportation in the United States and near-international markets.
•	Wynn Resorts, Limited is a designer, developer and operator of integrated resorts featuring hotel rooms, retail space, dining and entertainment options, meeting and convention facilities and gaming.
•	Alaska Air Group, Inc. operates two airlines, Alaska Airlines, Inc. and Horizon Air Industries, Inc.
•	MGM Resorts International owns and operates integrated casino, hotel and entertainment resorts.
•	The Gap, Inc. is a global apparel retail company that offers apparel, accessories and personal care products for men, women, children and babies under the Old Navy, Gap, Banana Republic, Athleta, Intermix, Janie and Jack and Hill City brands.

JPMorgan Structured Investments —	PS-11
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

•	Las Vegas Sands Corp. is a developer of destination properties that feature accommodations, gaming, entertainment and retail malls, convention and exhibition facilities, restaurants and other amenities.
•	Delta Air Lines, Inc. provides scheduled air transportation for passengers and cargo throughout the United States and around the world.
•	American Express Company is a globally integrated payments company whose principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to customers and businesses around the world.
•	MasterCard Incorporated is a technology company in the global payments industry that connects consumers, financial institutions, merchants, governments, digital partners, businesses and other organizations worldwide, enabling them to use electronic forms of payment instead of cash and checks.
•	The Walt Disney Company is an entertainment company with operations in media networks; parks, experiences and products; studio entertainment; and direct-to-consumer and international products. On March 20, 2019, The Walt Disney Company acquired all of the outstanding shares of Twenty-First Century Fox, Inc. and TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Legacy Disney”), and The Walt Disney Company became the successor SEC registrant to Legacy Disney.
•	Starbucks Corporation is a roaster, marketer and retailer of specialty coffee.
•	Expedia Group, Inc. is an online travel company that provides travel products and services to leisure and corporate travelers in the United States and abroad as well as various media and advertising offerings to travel and non-travel advertisers.
•	Ford Motor Company designs, manufactures, markets and services a line of Ford cars, trucks, sport utility vehicles, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company LLC, and is pursuing positions in electrification; mobility solutions, including self-driving services; and connected vehicle services.
•	Booking Holdings Inc. connects consumers wishing to make travel reservations with providers of travel services around the world through its online platforms.
•	Visa Inc. facilitates digital payments across more than 200 countries and territories among a global set of consumers, merchants, financial institutions, businesses, strategic partners and government entities through innovative technologies.
•	Lithia Motors, Inc. is a personal transportation provider offering an array of products and services including new and used vehicles, finance and insurance products and automotive repair and maintenance.
•	Ulta Beauty, Inc. is a beauty retailer in the United States, offering cosmetics, fragrance, skin care products, hair care products and salon services. On January 29, 2017, Ulta Beauty, Inc. implemented a holding company reorganization pursuant to which Ulta Beauty, Inc. became the successor to Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta Salon”), the formerly publicly traded company and now a wholly owned subsidiary of Ulta Beauty, Inc.
•	Nordstrom, Inc. is a fashion retailer offering high-quality brand-name and private label merchandise focused on apparel, shoes, cosmetics and accessories.
•	Restaurant Brands International Inc., a Canadian company, is a quick service restaurant company that franchises or owns restaurants.
•	Whirlpool Corporation is a kitchen and laundry appliance company.
•	PulteGroup, Inc. is primarily in the homebuilding business, with mortgage banking operations conducted principally through its subsidiary, Pulte Mortgage LLC, and title and insurance brokerage operations.
•	Newell Brands Inc. is a consumer goods company with a portfolio of brands, including Rubbermaid®, Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Contigo®, First Alert®, Mapa®, Spontex® and Yankee Candle®.
•	General Motors Company designs, builds and sells trucks, crossovers, cars and automobile parts and also provides automotive financing services.
•	Fortune Brands Home & Security, Inc.is a home and security products company. Fortune Brands Home & Security has three business segments: Plumbing, Outdoors & Security and Cabinets.
•	Burlington Stores, Inc. is a retailer offering customers merchandise, including: women’s ready-to-wear apparel, accessories, footwear, menswear, youth apparel, baby, home, coats, beauty, toys and gifts.
•	The Coca-Cola Company is a nonalcoholic beverage company that owns or licenses and markets nonalcoholic beverage brands.
•	Ross Stores, Inc. operates two brands of off-price retail apparel and home fashion stores.
•	Five Below, Inc. offers products, most priced at $5 and below with some items up to $10, including select brands and licensed merchandise.
•	The TJX Companies, Inc. is an off-price apparel and home fashions retailer.
•	McDonald’s Corporation franchises and operates McDonald’s restaurants, which serve a locally-relevant menu of quality food and beverages in 119 countries.
•	Advance Auto Parts, Inc. is an automotive aftermarket parts provider in North America, serving both professional installers (“Professional”) and “do-it-yourself” (“DIY”) customers, as well as independently owned operators. They offer brand name, original equipment manufacturer (“OEM”) and private label automotive replacement parts, accessories, batteries and maintenance items for domestic and imported cars, vans, sport utility vehicles and light and heavy duty trucks.
•	Target Corporation sells an assortment of general merchandise and food.
•	Constellation Brands, Inc. international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with consumer-connected brands like Corona Extra, Modelo Especial, Robert Mondavi, Kim Crawford, Meiomi, and SVEDKA Vodka.
•	Dollar General Corporation is a discount retailer offering a broad selection of merchandise, including consumable items, seasonal items, home products and apparel.
•	luluemon athletica inc. is principally a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel and accessories.
•	Uber Technologies, Inc. is a technology platform that uses a network, leading technology, operations and product expertise to power movement from point A to point B.
•	Best Buy Co., Inc. offers computing and mobile phones, consumer electronics, appliances, entertainment and other services.
•	MGM Growth Properties LLC is a publicly traded REITs engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose tenants generally offer diverse amenities including casino gaming, hotel, convention, dining, entertainment and retail offerings.

JPMorgan Structured Investments —	PS-12
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

•	American Axle & Manufacturing Holdings, Inc. is a global supplier to the automotive industry that designs, engineers and manufactures driveline and metal forming products.
•	Cedar Fair, L.P. is a regional amusement park operator with a portfolio consisting of amusement parks, water parks and complementary resort facilities.
•	Hostess Brands, Inc. is a packaged food company focused on developing, manufacturing, selling and distributing snack products in North America.
•	Reynolds Consumer Products Inc. produces and sells products across three broad categories: cooking products, waste & storage products and tableware.

Historical Information Regarding the Basket and the Reference Stocks

The following graphs show the historical weekly performance of the Basket as a whole from February 7, 2020 through March 5, 2021, as well as the Reference Stocks (other than the common stock of The Walt Disney Company, the class A shares of MGM Growth Properties LLC, the common stock of Ulta Beauty, Inc., the common stock of Uber Technologies, Inc. and the common stock of Reynolds Consumer Products Inc.) from January 4, 2016 through March 5, 2021, the common stock of The Walt Disney Company from March 20, 2019 through March 5, 2021, the class A shares of MGM Growth Properties LLC from April 20, 2016 through March 5, 2021, the common stock of Ulta Beauty, Inc. from January 30, 2017 through March 5, 2021, the common stock of Uber Technologies, Inc. from May 10, 2019 through March 5, 2021 and the common stock of Reynolds Consumer Products Inc. from January 31, 2020 through March 5, 2021. The graph of the historical Basket performance assumes the closing level of the Basket on March 5, 2021 was 100 and the Stock Weights were as specified under “The Basket” in this pricing supplement.

We obtained the various closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since the commencement of trading of each Reference Stock, the price of that Reference Stock has experienced significant fluctuations. The historical performance of each Reference Stock and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of each Reference Stock or the levels of the Basket on any Ending Averaging Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

JPMorgan Structured Investments —	PS-13
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-14
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-15
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-16
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-17
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-18
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

†The vertical dotted line in the graph indicates March 20, 2019. In the graph, the performance to the left of the vertical dotted line reflects the common stock of Legacy Disney and the performance to the right of the vertical dotted line reflects the common stock of The Walt Disney Company.

JPMorgan Structured Investments —	PS-19
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-20
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

†The vertical dotted line in the graph indicates January 30, 2017, which was the first day of trading of Ulta Beauty Inc.. In the graph, the performance to the left of the vertical dotted line reflects the common stock of Ulta Salon and the performance to the right of the vertical dotted line reflects Ulta Beauty Inc.

JPMorgan Structured Investments —	PS-21
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-22
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-23
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-24
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-25
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-26
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-27
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-28
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-29
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Selected Risk Considerations — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” and “Hypothetical Examples of Amount Payable at Maturity” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket and the Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

Supplemental Plan of Distribution

We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date set forth on the front cover of this pricing supplement, which will be the third business day following the Pricing Date of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended,

JPMorgan Structured Investments —	PS-30
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the Notes and the Guarantee

In the opinion of Latham & Watkins LLP, as special product counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such special product counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.

JPMorgan Structured Investments —	PS-31
Capped Buffered Return Enhanced Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks